UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2016

Rackspace Hosting, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34143	74-3016523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fanatical Place

City of Windcrest

San Antonio, Texas 78218

(Address of principal executive offices, including zip code)

(210) 312-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed on August 30, 2016, in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Rackspace Hosting, Inc. (the “Company”), the Company is party to an Agreement and Plan of Merger, dated as of August 26, 2016 (the “Merger Agreement”), by and among the Company, Inception Parent, Inc., a Delaware corporation (“Parent”), and Inception Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, on November 3, 2016 (the “Closing Date”), Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Closing Date, Parent completed the acquisition of the Company through the Merger. At the effective time of the Merger, each share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (other than shares of Common Stock, (1) held by the Company as treasury stock, owned by Parent or Merger Sub, or owned by any direct or indirect wholly owned subsidiary of the Company, Parent or Merger Sub as of immediately prior to the effective time of the Merger or (2) held by stockholders who have properly and validly made a demand for appraisal under Delaware law in respect of such shares and have not withdrawn or otherwise lost such right to appraisal (the “Excluded Shares”)) was cancelled and converted into the right to receive $32.00 per share in cash.

The aggregate consideration paid by Parent in the Merger to the Company’s stockholders at the closing of the Merger (the “Closing”) was approximately $4.1 billion. The source of the funds for the consideration paid by Parent in the Merger was a combination of equity contributions from funds managed by affiliates of Apollo Global Management, LLC and certain other investors, as well as proceeds from debt financing.

The description of the Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 30, 2016, and is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (“NYSE”) on the Closing Date that the Certificate of Merger had been filed with the State of Delaware and that, at the effective time of the Merger, each outstanding share of Common Stock (other than the Excluded Shares) was cancelled and converted into the right to receive $32.00 per share in cash. The Company requested that the NYSE delist its Common Stock on November 3, 2016, and as a result, trading of the Common Stock on the NYSE was suspended prior to the opening of the NYSE on November 3, 2016. The Company also requested that the NYSE file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of its Common Stock from the NYSE and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Company.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of the Company occurred. Following the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

On November 3, 2016, in accordance with the Company’s bylaws and Section 141(k) of the Delaware General Corporation Law, following the effectiveness of the Merger, (1) all of the directors serving on the Board of Directors of the Company (the “Board”) were removed without cause; and (2) Parent, the sole stockholder of the Company, elected David Sambur, Aaron Sobel, Darren Glatt and William Taylor Rhodes to the Board as directors of the Company, effective immediately. Prior to their respective elections, each of David Sambur, Aaron Sobel and Darren Glatt advised the Company that, to the best of his knowledge, he was not currently a director of, and did not hold any position with, the Company or any of its subsidiaries. As disclosed in the Company’s definitive proxy statement in connection with the Company’s 2016 Annual Meeting of Stockholders (the “2016 Proxy Statement”), prior to the Merger, Mr. Rhodes was the Chief Executive Officer and President of the Company and a member of the Board.

Each of David Sambur, Aaron Sobel, Darren Glatt and William Taylor Rhodes has further advised the Company that, to the best of his knowledge, neither he nor any of his immediate family members (1) has a familial relationship with any directors, other nominees or executive officers of the Company or any of its subsidiaries; or (2) has been involved in any transactions with the Company or any of its subsidiaries, in each case, that are required to be disclosed pursuant to the rules and regulations of the SEC, except as disclosed herein. Other than as disclosed under the caption “Certain Relationships and Related Transactions” in the 2016 Proxy Statement, Mr. Rhodes has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

William Taylor Rhodes has served as the Company’s President since January 2014 and as its Chief Executive Officer and member of the Board of Directors since September 2014. Previously Mr. Rhodes served as the Company’s Chief Customer Officer from September 2013 to January 2014 and as its Managing Director, International from December 2011 to September 2013. Mr. Rhodes has also served in various other leadership roles at the Company since 2007, including as its Vice President, Enterprise (International), Vice President, Enterprise (US) and Vice President, Intensive. Prior to joining the Company, Mr. Rhodes held a series of progressive leadership roles managing end-to-end relationships with large global customers at EDS. He is also a former US Marine Corps officer and received his M.B.A. from the University of North Carolina at Chapel Hill.

David Sambur is a Partner of Apollo Global Management, having joined in 2004. Mr. Sambur has experience in financing, analyzing, investing in and/or advising public and private companies and their board of directors. Prior to joining Apollo, Mr. Sambur was a member of the Leveraged Finance Group of Salomon Smith Barney Inc. Mr. Sambur serves on the board of directors of AP Gaming Holdco, Inc. (parent of AGS Capital LLC), Caesars Acquisition Company, Caesars Entertainment Corporation, Hexion Holdings, LLC and MPM Holdings, Inc. (parent of Momentive Performance Materials Inc.), New Outerwall, Inc. (parent of Coinstar, LLC and Redbox Automated Retail, LLC) and Dakota Parent, Inc. (parent of Diamond Resorts International, Inc.). Mr. Sambur graduated summa cum laude and Phi Beta Kappa from Emory University with a bachelor’s degree in Economics.

Aaron Sobel is a Principal of Apollo Global Management, having joined in 2011. Mr. Sobel has experience in financing, analyzing, investing in and/or advising public and private companies and their board of directors. Prior to joining Apollo, Mr. Sobel was a member of the Financial Sponsors Group in the Investment Banking Division at Goldman Sachs & Co. Mr. Sobel graduated with Highest Honors from the Stephen M. Ross School of Business at the University of Michigan with a BBA.

Darren Glatt is a Partner of Searchlight Capital Partners, having joined in 2013. Mr. Glatt has experience in financing, analyzing, investing in and/or advising public and private companies and their board of directors. Prior to joining Searchlight, Mr. Glatt was a Partner in the Private Equity Group at Apollo Global Management. Mr. Glatt also held positions at Apax Partners, The Cypress Group and Bear Stearns. Mr. Glatt currently serves on the board of directors of Ocean Outdoor and 160over90. Mr. Glatt graduated summa cum laude from The George Washington University, and holds a Master of Business Administration degree from Harvard Business School.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

The information set forth in the Introduction and under Items 2.01 and 5.01 of this Current Report on Form 8-K are incorporated by reference into this Item 5.02.

Letter Agreement with William Taylor Rhodes

On November 2, 2016 and after the Special Meeting (as defined below), the Company and William Taylor Rhodes entered into a letter agreement to amend the vesting schedules of his outstanding Company restricted stock units effective as of the Closing. As a result of this amendment, the economic value of the cash payments that Mr. Rhodes is scheduled to receive in exchange for his cancelled Company restricted stock units on the applicable payment dates are no more favorable to him than the economic value of the cash payments he otherwise would receive on those dates under the terms of the Merger Agreement. The foregoing description of the letter agreement with Mr. Rhodes is qualified in its entirety by reference to the full text of this letter agreement, a copy of which is attached as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, the Company’s certificate of incorporation, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation set forth as Exhibit B-1 to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”). In addition, at the effective time of the Merger, the Company’s bylaws, as in effect immediately prior to the Merger, were amended and restated to be in the form of the bylaws set forth as Exhibit B-2 to the Merger Agreement (the “Amended and Restated Bylaws”). Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 and are incorporated by reference into this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders on November 2, 2016, at 8:30 a.m., Central time (the “Special Meeting”). The primary purpose of the Special Meeting was to vote on the approval of the Merger Agreement. At the Special Meeting, Proposals 1, 3 and 4 set forth below were approved by the Company’s stockholders with the requisite vote. In light of the approval of Proposal 1, Proposal 2 was rendered moot and was not presented at the Special Meeting.

The following matters were acted upon at the Special Meeting:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Proposal 1: To adopt the Agreement and Plan of Merger, dated as of August 26, 2016, by and among the Company, Inception Parent, Inc. and Inception Merger Sub, Inc., as it may be amended from time to time

95,996,434	296,934	997,267	N/A

The proposal received the necessary votes to be approved.

Proposal 3: To approve, by non-binding, advisory vote, compensation that will or may become payable by the Company to its named executive officers in connection with the Merger contemplated by the Merger Agreement.

94,266,189	1,693,822	1,330,324	N/A

The proposal received the necessary votes to be approved.

Proposal 4: To approve the acceleration of vesting of certain equity awards held by the Company’s non-employee directors.

74,344,816	1,889,611	1,351,934	N/A

The proposal received the necessary votes to be approved. With respect to Proposal 4 only, shares beneficially owned by the Company’s directors and executive officers were not entitled to vote.

Item 8.01. Other Events.

On the Closing Date, the Company and Parent issued a joint press release announcing the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 26, 2016, by and among the Company, Inception Parent, Inc., and Inception Merger Sub, Inc., (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on August 30, 2016).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-laws of the Company.

10.1	Letter Agreement with William Taylor Rhodes, dated November 2, 2016.

99.1	Joint Press Release of the Company and Parent, dated November 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKSPACE HOSTING, INC.

Date: November 3, 2016	By:	/s/ William Alberts
	Name: Title:	William Alberts Senior Vice President, General Counsel – Americas and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 26, 2016, by and among the Company, Inception Parent, Inc., and Inception Merger Sub, Inc., (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on August 30, 2016).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-laws of the Company.

10.1	Letter Agreement with William Taylor Rhodes, dated November 2, 2016.

99.1	Joint Press Release of the Company and Parent, dated November 3, 2016.